                                                                 Exhibit 10.11.2


                             As of January 9, 1997


Mr. Larry T. Marek
2003 Tournament Court
Denver, CO 80439

Dear Mr. Marek:

         Reference is made to that certain letter agreement ("Termination Agreement") dated November 27, 1996 between you and A. L. Investors, Inc., a Texas corporation (the "Company") and joined therein for limited purposes by TCC Industries, Inc. (the parent company of the Company, formerly named TeleCom Corporation and being referred to herein as "TCC"), which makes certain provisions in the event of the termination of your employment with the Company and also terminates that certain letter agreement dated March 24, 1993, as amended by the letter agreement dated as of April 14, 1993, both of which were between you and TCC. To provide you with further incentive to continue serving as chief executive officer of the Company, the Board of Directors of the Company and of TCC have authorized certain modifications to the Termination Agreement, which are as follows:

         A. Paragraph numbered 1 of the Termination Agreement is amended so as to read as follows:

                 "1.      In the event that you terminate your employment with
         the Company as a result of one or more of the following events (collectively, the "Terminating Events" and each a "Terminating Event"): (i) a change in control of the Company as defined in paragraph 6, below; (ii) a Change of Circumstances of either you or the Company as defined in paragraph 7, below; (iii) the Company ceases to do business; (iv) in the event (an "Insolvency Event") of the Company's bankruptcy, insolvency or any assignment for the benefit of creditors, or any other act by the Company to take advantage of any law providing for relief to debtors, provided that you terminate your employment with the Company within one year of the occurrence of one or more of the Terminating Events, you will be entitled to: (x) a lump-sum payment (the "Special Severance Payment") equal to the sum of
         (A) the highest one month's base salary in effect during the three year period immediately preceding such termination, multiplied by the number of full years you have then been employed by the Company or any affiliate of the Company (including without limitation, TCC), (B) any bonuses accrued but unpaid as of the effective date of termination, including without limitation an amount equal to (i) the amount that would have been earned under the TCC Industries, Inc. Annual Incentive Plan, as amended from time to time (the "AIP"), for the fiscal year in which such termination occurs had the Incentive Award (as defined in the AIP) for that year not been subject to being forfeited due to termination, i.e., you will be considered to have been employed for the entire such year, (ii) multiplied by a fraction the numerator of which is the number of days elapsed in such calendar year as of the date of such termination, and the denominator of which is 365 (such amount to be paid in the first quarter of the calendar year following the year in which such termination occurs), and (C) any other compensation owed to you by the Company as of the effective date of termination, and (y) fringe benefits for a period of one year following such termination, such as health insurance, auto allowance, any premiums becoming due during such one year period with respect to any life insurance policy on your life for which the Company, TCC or an affiliate of TCC has previously made the premium payments, and payment for any unpaid vacation not taken and accrued as of such termination. Upon such termination the Company shall take such action and otherwise cooperate with you in promptly causing the (1) beneficiary of such life insurance policy to be changed from the Company to someone designated by you, and (2) ownership of any such life insurance policy to be transferred to you, including the right to designate the beneficiary. In addition, any portion of any stock options granted by TCC which have not then vested shall become exercisable in full for a period of six months following the effective date of termination, or such lesser period as the option would have been exercisable had your employment with the Company not been terminated. Notwithstanding the foregoing, if the only event specified in clauses (i) through (iv) above that occurs is an event specified in clause (iv) (relating to an Insolvency Event), then upon the voluntary termination by you of our employment, you shall be entitled to only one-half of the payments and benefits provided for in clauses (x) and (y) above. To the extent necessary, this letter shall constitute an amendment to any stock options granted to you by TCC such that the vesting and exercise provisions thereof shall be consistent with the first sentence of this paragraph 1. In the event of the occurrence of any of the Terminating Events and the voluntary termination of your employment by you within one (1) year of such Terminating Event you shall be deemed to have terminated your employment as a result of such Terminating Event; provided that if the Terminating Event specified in clause (iv) (being an Insolvency Event) occurs and one of the other Terminating Events specified in clauses (i), (ii) or (iii) also occurs, you shall be deemed to have terminated your employment as a result of such clause
         (i), (ii) or (iii), and not clause (iv)."

         B. Paragraph numbered 2 of the Termination Agreement is amended so as to read as follows:

         "2. In the event that your employment with the Company is terminated by or at the instance of the Company at any time and for any reason other than for Cause, as defined in paragraph numbered 8 below, you will be entitled to the Special Severance Payment, together with (a) fringe benefits for a period of one (1) year following any termination as referenced in (y) in paragraph numbered 1 above, (b) the assignment of life insurance policies and benefits described in paragraph 1 above, and (c) the acceleration of vesting and extension of date for exercise of stock options as described in paragraph numbered 1 above."

         C. Paragraph numbered 3 of the Termination Agreement is amended so as to read as follows:

         "3.     The Company shall pay the Special Severance Payment to you within fifteen calendar days of the effective date of your termination pursuant to paragraph numbered 1 or paragraph numbered 2, whichever is applicable."

         D. Paragraph numbered 4 of the Termination Agreement is amended so as to read as follows:

         "4.     As a condition to the Company's obligation to pay the Special
Severance Payment in the event of the voluntary termination by you of your employment with the Company pursuant to paragraph numbered 1, you shall provide written notice to the Company specifying the (i) effective date of the termination, and (ii) which of the Terminating Events constitutes a reason for your voluntary termination."

         E. Paragraph numbered 5 of the Termination Agreement is amended so as to read as follows:

         "5.     The obligations of the Company under this letter agreement are undertaken in consideration of your many years of service to the Company and in order to induce you to continue those services to the Company, and shall not expire until the Company shall have paid and performed each of its obligations to you following any termination of your employment, regardless of when such termination occurs. The parties acknowledge that this letter is intended to be construed broadly and liberally in order to confer upon you the specified benefits in the event of the termination of your employment."

         F. Paragraph numbered 6 of the Termination Agreement is amended so as to read as follows:

         "6.     Change in Control means: (i) the sale or other disposition of the Company or TCC (whether directly or indirectly, and whether by way of merger, consolidation, sale of assets or sale of stock of the Company or TCC), or the sale by the Company or TCC of all or substantially all of the assets of the Company or TCC to any person (as such term is defined in the Securities Exchange Act of 1934), the consolidation of the Company or TCC with any person, or the merger of the Company or TCC with any person, as a result of which consolidation or merger the Company, TCC or an affiliate of TCC as of the date of this letter agreement, is not the surviving entity; (ii) the sale or transfer by (A) the Company and/or TCC, and/or any subsidiary of or affiliate of TCC then in control, directly or indirectly, of the Company (whether one or more, a "Control Affiliate"), or (B) TCC and/or one or more of its shareholders, in one or more related or unrelated transactions, to one or more persons under circumstances whereby any person and its "affiliates" (as hereinafter defined) shall own, after such sale or transfer, in excess of one-half of the outstanding shares of the Company or TCC, as the case may be; (iii) the issuance by the Company, TCC and/or any Control Affiliate, in a single transaction or a series of related transactions including a merger or consolidation in which the Company, TCC and/or any Control Affiliate, as the case may be, is the surviving entity, of shares which constitute more than one-half of the shares of the Company, TCC or such Control Affiliate, as the case may be, outstanding immediately prior to the first such transaction, (iv) the liquidation of the Company, TCC or any Control Affiliate, as the case may be, or (v) the election of one or more individuals to the Board of Directors of TCC which results in a majority of the Directors of TCC being persons who are not Directors of TCC on January 9, 1997. As used in this letter, an "affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person or who, by agreement (whether written or oral), is acting in concert with any such person.

         G. The Termination Agreement is amended by adding thereto a new paragraph numbered 12, which reads as follows:

         "12.    The obligations of the Company to you under this letter
agreement shall be independent of, and shall not be subject to, any condition, obligation or offset except as expressly set forth in this letter agreement. In particular, any obligation of the Company to pay any amount of money to you shall not be subject to offset against any liability or amount owed by you to the Company, except to the extent that either (i) you consent to the offset in writing at the time of the offset, (ii) the amount so offset has been reduced to final, nonappealable, judgment in favor of the Company against you in a court having jurisdiction or (iii) such liability or amount is owed by you to the Company as a result of a breach by you of any of your fiduciary duties to the Company. If any legal action or other proceeding, including an arbitration proceeding instituted pursuant to the next succeeding sentence, is brought for the enforcement of this letter agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this letter agreement, the successful or prevailing party will be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled. Except in connection with seeking injunctive relief to which any party hereto may reasonably believe it or he is entitled hereunder, or as otherwise expressly provided for by this letter agreement, any dispute, controversy or claim arising out of or relating to this letter agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association as then in effect; provided, that the place of the arbitration shall be Denver, Colorado. Any award or determination entered in any arbitration initiated pursuant to this letter agreement shall be binding and conclusive on the parties, and shall be enforceable in any court having jurisdiction with respect to the matter. If it is ultimately determined in any such proceeding that the Company wrongfully withheld payment of any portion of the Special Severance Payment or other obligation of the Company to you under this letter agreement prior to such determination, then you shall be entitled to recover from the Company an amount equal to 18% per annum on such amount, from the date such amount should have been paid until it is paid, and such recovery shall be in addition to such other




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
sums to which you are entitled hereunder. Unless otherwise provided above, each Party shall pay its or his own expenses incurred in connection with a proceeding pursuant to this paragraph numbered 12."

         If you are in agreement with the foregoing, please so indicate by signing the enclosed copy of this letter and returning the same to the undersigned.





                                                A. L. Investors, Inc.

                                                By: /s/ FRANK W. DENIUS
                                                    --------------------------
                                                Its: Assistant Secretary
                                                    --------------------------



Agreed to as of the date of this letter.


/s/ LARRY T. MAREK
-------------------------------------------
Larry T. Marek

Agreed to as of the date of this letter.

TCC Industries, Inc.

By: /s/ FRANK W. DENIUS
    ---------------------------------------
Its:     Secretary
    ---------------------------------------

                               November 27, 1996

Mr. Larry T. Marek
2003 Tournament Court
Denver, CO 80439

Dear Mr. Marek:

        You have recently assumed responsibilities as chief executive officer of A. L. Investors, Inc., a Texas corporation doing business as "Allen Lewis Manufacturing Company" (the "Company"). As a result, you and TCC Industries, Inc. (the parent company of the Company, formerly named TeleCom Corporation and being referred to herein as "TCC") have agreed that the letter agreement dated March 24, 1993, as amended by the letter agreement dated as of April 14, 1993, both of which are between you and TCC (said two letter agreements being referred to collectively herein as the "TCC Severance Letter Agreements"), should be terminated and a new agreement entered into between you and the Company. The Board of Directors of the Company has approved an agreement between the Company and you in order to provide to you a severance payment as additional incentive to continue your employment with the Company. Accordingly, the Board has authorized such an agreement, and the terms thereof follow:

        1. In the event that you terminate your employment with the Company as a result of one or more of the following: (i) a change in control of the Company as defined in paragraph 6, below; (ii) a Change of Circumstances of either you or the Company as defined in paragraph 7, below; (iii) the Company ceases to do business; (iv) in the event of the Company's bankruptcy, insolvency or any assignment for the benefit of creditors, or any other act by the Company to take advantage of any law providing for relief to debtors, provided that you terminate your employment with the Company within twelve months of the occurrence of one or more of the foregoing events, you will be entitled to: (x) a lump-sum payment equal to the sum of (A) one month's base salary as in effect on the effective date of termination for each full year you have then been employed by the Company or any affiliate of the Company (including without limitation, TCC), (B) any bonuses accrued but unpaid during the twelve month period immediately preceding the effective date of termination, including an amount equal to (i) the amount, if any, that would have been earned under the Annual Incentive Plan, as amended from time to time (the "AIP"), of TCC for the fiscal year in which such termination occurs had the Incentive Award (as defined in the AIP) for that year not been subject to being forfeited due to termination, i.e., you will be considered to have been employed for the entire such year, (ii) multiplied by a fraction the numerator of which is the number of days elapsed in such calendar year as of the date of such termination, and the denominator of which is 365 (such amount to be paid in the first quarter of the calendar year following the year in which such termination occurs), and (C) any other compensation owed to you by the Company as of the effect date of termination (the "Special Severance Payment"), and (y) one year's fringe benefits, such as health insurance and auto allowance.

         In addition, any portion of any stock options granted by TCC which have not then vested shall become exercisable in full for a period of six months following the effective date of termination, or such lesser period as the option would have been exercisable if your employment with the Company had not been terminated. Notwithstanding the foregoing, if the only event specified in clauses (i) through (iv) above that occurs is an event specified in clause (i), then upon the voluntary termination by your of your employment, you shall be entitled to only one-half of the payments and benefits provided for in clauses
         (x) and (y) above. To the extent necessary, this letter shall constitute an amendment to any stock options granted to you by TCC such that the vesting and exercise provisions thereof shall be consistent with the first sentence of this paragraph 1.

         2. In the event that the Company terminates your Employment for any reason other than for Cause as defined in paragraph 8, below, after the date of this letter, you will be entitled to the Special Severance Payment.

         3. The Company shall pay the Special Severance Payment to you within fifteen calendar days of the effective date of your termination.

         4. As a condition to the Company's obligation to pay the Special Severance Payment, you shall provide written notice to the Company specifying (i) the effective date of the termination, and (ii) the reason for the termination.

         5. The provisions of this letter shall be in effect until March 24, 1998, at which time this letter agreement will terminate.

         6. Change in Control means: (i) the sale by the Company of all or substantially all of its assets to any person (as such term is defined in Sections 12(d) and 14(d) of the Securities Exchange Act of 1934), the consolidation of the company with any person, or the merger of the Company with any person as a result of which the Company is not surviving entity; (ii) the sale or transfer by the Company and/or one or more of its shareholders, in one or more related or unrelated transactions, to one or more persons under circumstances whereby any person and its affiliates shall own, after such sale or transfer, in excess of one-half of the outstanding shares; or (iii) the issuance by the Company, in a single transaction or a series of related transactions including a merger or consolidation in which the Company is the surviving entity, of shares which constitute more than one-half of the shares outstanding immediately prior to the first such transaction. As used in this letter, an "affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person.

         7. A Change of Circumstances shall be deemed to have occurred if, in your sole judgment, there has been: (i) a material reduction or change in your duties or reporting responsibilities or a removal from or failure to be elected to a previously held position, including without limitation a removal from an officer position in the department in which you are now employed or a relocation of your employment outside of the Denver metropolitan area; (ii) a breach by the Company of any provision of this letter; (iii) a material reduction in your salary or the fringe benefits of employment made available to you by the Company, which reduction is not also applicable to all Company employees; (iv) a material diminution in your status, working conditions or economic benefits; or (v) any action which substantially impairs your prestige in relation to any other employee of the Company.

         8. Cause means conduct which, in the Company's sole opinion, constitutes; (i) fraud or dishonesty; (ii) inability to perform due to alcoholism; (iii) inability to perform due to improper and illegal use of drugs; (iv) excessive absenteeism other than for major illness or similar serious situations; or (v) inattention to your duties and responsibilities to the Company, after prior written warning by the Company.

         9. This letter shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by the laws of the State of Texas.

         10. This letter constitutes the entire agreement between you and the Company regarding the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection herewith.

         11. To induce the undersigned to enter into this letter agreement, you and TCC agree that the TCC Severance Letter Agreement is hereby terminated, and any amendment to any stock options granted to you by TCC effected pursuant to the TCC Severance Letter Agreement in rescinded, canceled and terminated.

         If you are in agreement with the foregoing, please so indicate by signing the enclosed copy of this letter and returning the same to the undersigned.

                                           A.L. Investors, Inc.

                                           By: /s/ LAWRENCE W. SCHUMANN
                                               ------------------------------
                                           Its: Chairman of the Board

Agreed to as of the date of
this letter.

/s/ LARRY T. MAREK
----------------------------------
Larry T. Marek

Agreed to as of the date of this letter
for purposes of Paragraph numbered
11 only.

TCC Industries, Inc.



By: /s/ LAWRENCE W. SCHUMANN
    ------------------------
Its: President

                          [TCC INDUSTRIES, INC. LOGO]


                               November 27, 1996


Mr. Larry T. Marek
2003 Tournament Court
Evergreen, CO 80439

Dear Mr. Marek:

        Reference is made to that certain letter agreement ("ALI Letter Agreement") of even date herewith between you and A.L. Investors, Inc. ("ALI"), a subsidiary of the undersigned corporation, providing among other things for certain payments and benefits in the event of your termination of employment with ALI under certain circumstances. To induce you to (i) enter into the ALI Letter Agreement, and (ii) agree to the termination of the TCC Severance Letter Agreements (as that term is defined in the ALI Letter Agreement), the undersigned corporation agrees that in the event of the breach or default by ALI upon or with respect to any of its covenants and obligations (collectively, the "ALI Obligations") under the ALI Agreement, the undersigned corporation will pay and discharge or cause to be paid and discharged any and all such ALI Obligations in a timely manner.

        Please indicate your acceptance of this letter agreement by signing the enclosed copy hereof and returning the same to the undersigned corporation.



                                                TCC INDUSTRIES, INC.



                                                By: /s/ LAWRENCE W. SCHUMANN
                                                    ------------------------
                                                        President

Agreed to as of the date of this letter.


/s/ LARRY T. MAREK
    --------------
    Larry T. Marek